                                                            UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549
                                                               FORM 8-K

                                                            CURRENT REPORT
                                Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                                   Date of Report: November 30, 2001

                                                       THE QUIZNO'S CORPORATION
                                        (Exact name of registrant as specified in its charter)

                                     Colorado                   000-23174                    84-1169286
                           (State or other jurisdiction       (Commission                 (IRS Employer
                              of incorporation)             Identification No.)              File Number)

                                                   1415 Larimer Street, Denver, Colorado    80202
                                                (Address of principal executive offices)(Zip Code)

                               Registrant's telephone number, including area code:  (720) 359-3300

Item 5. Other Events.  Press  Release,  dated  November 30, 2001,  reporting the  adjournment  of the Company's  special  meeting of shareholders.

Exhibits
--------

Exhibit 99.1    Copy of above press release.

                                                              SIGNATURES
         Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                               THE QUIZNO'S CORPORATION

Date: November 30, 2001                                                                            By: /s/John L. Gallivan
                                                                                                       -------------------
                                                                                                       John L. Gallivan
                                                                                                       Chief Financial Officer

     Exhibit 99.1
     ------------

                                                Shareholder Meeting Adjourned To December 4

         DENVER, Colo. - November 30, 2001 - The Quizno's Corporation (Nasdaq: QUIZ) (the "Company") announced today that it convened and then adjourned a Special Shareholders meeting this morning to vote on a merger of Firenze Corporation with and into the
     Company.  The meeting will re-convene on December 4, 2001 at 10am at the Oxford Hotel in Denver.

         Since the merger was announced, the Company has received a number of proposals from Fagan Capital, Inc. ("FCI"), including a proposal last night, on the eve of the Special Shareholders meeting, and another this morning, just prior to the meeting.  The
     Company and its Special Committee have not considered any of FCI's proposals definitive offers capable of acceptance and so informed FCI.  The Company and its Special Committee reiterate that if FCI wishes to make any further proposal, it should be a definitive offer, appropriately documented and fully financed.  Any such definitive offer will be considered.

     For more information, contact:
     ------------------------------

     Patrick E. Meyers, Vice President & General Counsel

     The Quizno's Corporation, 720-359-3300.